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                                                                    EXHIBIT 12.1

                             TOWER AUTOMOTIVE, INC.
        STATEMENT AND COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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                                                                          YEAR ENDED DECEMBER 31,
                                                          --------------------------------------------------------
                                                                                                        PRO FORMA
                                                            1994       1995       1996        1997        1997
                                                          ---------  ---------  ---------  ----------  -----------
Earnings:
Income before income taxes and extraordinary item.......  $  12,403  $  20,121  $  34,337  $   80,741   $  52,107
Net fixed charges.......................................      2,351      2,501      8,551      45,246      30,609
                                                          ---------  ---------  ---------  ----------  -----------
Total earnings..........................................  $  14,754  $  22,622  $  42,888  $  125,987   $  82,716
                                                          ---------  ---------  ---------  ----------  -----------
                                                          ---------  ---------  ---------  ----------  -----------
Fixed charges:
Interest expense........................................  $   1,956  $   2,027  $   7,636  $   36,651   $   6,826
Capitalized interest....................................         --      1,157         --       3,409       3,409
Interest factor of rental expense.......................        271        311        660       8,340       8,340
Amortization of debt expense............................        124        163        255         255         255
Minority interest.......................................         --         --         --          --      15,188
                                                          ---------  ---------  ---------  ----------  -----------
Total fixed charges.....................................  $   2,351  $   3,658  $   8,551  $   48,655   $  34,018
                                                          ---------  ---------  ---------  ----------  -----------
                                                          ---------  ---------  ---------  ----------  -----------
Earnings to fixed charges...............................        6.3        6.2        5.0         2.6         2.4
                                                          ---------  ---------  ---------  ----------  -----------
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